EXHIBIT 99.1

Ultra-Compact Innovative Wind Turbine Technology Acquired by ZEUUS Inc., More Power and 1/10 the Size

NEW YORK, NY / ACCESSWIRE / May 12, 2021 / ZEUUS Inc. (OTC PINK:ZUUS), ("ZEUUS" or the "Company"), a diversified data centric company, announces it has entered into an agreement to acquire innovative vertical wind turbine technology.

The technology will be part of the Company's ZEUUS Energy Division, which was established in February 2021. After closing, the Company plans to immediately file several patent applications on the design and operation of this unique technology. The Company recently secured a brand new 500Sqm design and R&D facility in Montenegro.

The Company plans to finalize prototypes by 4th quarter 2021, and then go into full production. "We have not yet decided on the exact location where the product will ultimately be manufactured, however we are in discussions with various governments in the USA and Europe," said its new VP Operations for ZEUUS Energy, Mr. Andrei Seleznev.

More about the product:

Although designs, pictures, and videos are currently under wraps while the Company secures its technology, extensive testing to date demonstrates optimistic statistics:

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Compared to its horizontal counterparts, the technology:

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is much smaller in size (approx. a 10th of the size) than similar technologies

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requires minimum amount of wind speeds to work

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has minimal moving parts

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has lower production costs

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generates 10X improved power output relative to its size difference

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The technology lends itself to domestic use applications, as well as industrial applications.

Mr. Bassam Al Mutawa, Chief Executive Officer and President of ZEUUS, commented:

"Initially we looked at this and other technologies to assist us in reducing our carbon footprint of our energy heavy data centers, however we quickly realized that this product has more far-reaching possibilities, and we believe it may become a major part of the ZEUUS growth strategy. We are pleased to welcome a group of very talented engineers to our company, they will help us drive this product and strategy forward."

Mr. Bassam continued, "This article in CNBC shows the huge importance governments across the globe are placing on sustainable energy technologies."

“CNBC- 'A huge moment': U.S. gives go-ahead for its first major offshore wind farm”

About ZEUUS Inc.

ZEUUS has four key divisions that are designed to synergistically address these market opportunities. They are as follows:

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ZEUUS Data Centers, will focus on delivering modern and modular state of the art Data Centers, safe, efficient, and cost effective.

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ZEUUS Cyber Security, will focus on data protection both inside and outside the data centers of ZEUUS by providing end-to-end continuous cyber security.

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ZEUUS SOLAAS, Solution-As-A-Service will focus on delivering modern configurable Solution with ready market business focused approach. Two key examples include Secure Cloud Meetings and Blockchain as a business solution to protect and deliver data transparency.

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ZEUUS Energy will focus on carbon neutral efficient electrical energy generation based on the power of Water, Wind and Sun. Innovative Immersive Cooling low PUE.

By combining the power of its four divisions, ZEUUS can deliver cost-effective sustainable solutions with ongoing growth.

The Company believes that it has strong economic prospects by the following dynamics of the data storage, cloud services, and connected industries, such as data / cyber security, block chain, and crypto mining.

For more information, please visit the Company's website at www.zeuus.com.

Information on our website does not constitute a part of this press release.

Cautionary Statement Regarding Forward-Looking Statements

Statements in this press release regarding the proposed transaction, the expected timetable for completing the proposed transaction, benefits of the proposed transaction, future financial and operating results and any other statements about the future expectations, beliefs, goals, plans or prospects of ZEUUS, Inc. constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words "believes," "plans," "anticipates," "expects," "estimates" and similar expressions) should also be considered to be forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including factors and financial, operational and legal risks or uncertainties described in the Company's periodic and other reports filed with the SEC under the Securities Exchange Act of 1934. ZEUUS Inc. disclaims any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this document except as required by law.

CONTACT:
Mr. Bassam Al Mutawa
ZEUUS Inc.
Email: info@zeuus.com